Exhibit 99.1

Investor Contact:	Laura Graves
Polycom, Inc.
1.408.586.4271
laura.graves@polycom.com

Polycom Reports Significantly Improved Operating Performance

on Revenue of $332 Million in Second Quarter 2014

•Non-GAAP EPS grows 40 percent and GAAP EPS grows 100 percent year-over-year

•Company Announces New $200 Million Share Repurchase Authorization

SAN JOSE, Calif. – July 23, 2014 – Polycom, Inc. (Nasdaq: PLCM) today reported second quarter 2014 revenues of $332 million, non-GAAP net income of $30 million and non-GAAP earnings per diluted share of 21 cents. GAAP net income for the second quarter was $9 million, or 6 cents per diluted share. A reconciliation of GAAP to non-GAAP results is provided in the tables at the end of this press release.

“We are successfully executing on our goal to improve operating performance,” said Peter Leav, Polycom President and Chief Executive Officer. “As a company, we are committed to developing the best solutions in the marketplace for our customers, to driving continuous improvement in our business, and to delivering on our commitment to provide enhanced value to our shareholders.”

“Operating margin improved on both a sequential and year-over-year basis as a result of better overall gross margin and steady expense control,” said Laura Durr, Chief Financial Officer and Executive Vice President.  “We are pleased to report a 40 percent year-over-year increase in non-GAAP earnings per share, driven by lower share count and improved operational performance.”

On a comparative basis, consolidated financial results were:

($ in millions, except per share data)	Q2 2014	Q1 2014	Q2 2013	Year-Over-Year Change
Revenues	$332.0	$328.5	$345.2	-4%
Non-GAAP Net Income	$29.6	$26.1	$25.9	14%
Non-GAAP EPS	$0.21	$0.18	$0.15	40%
GAAP Net Income (Loss)	$8.6	$(4.0)	$5.3	62%
GAAP EPS	$0.06	$(0.03)	$0.03	100%

On a geographic basis, consolidated revenues were comprised of:

($ in millions)	Q2 2014	Q1 2014	Q2 2013	Year-Over-Year Change
Americas	$167.8	$163.1	$175.6	-4%
% of revenues	51%	50%	51%
Europe, Middle East & Africa (EMEA)	83.1	89.0	$79.7	4%
% of revenues	25%	27%	23%
Asia Pacific	81.1	76.4	$89.9	-10%
% of revenues	24%	23%	26%
Totals *	$332.0	$328.5	$345.2	-4%

* may not foot due to rounding

By product category, inclusive of its service component, consolidated revenues were comprised of:

($ in millions)	Q2 2014	Q1 2014	Q2 2013	Year-Over-Year Change
UC Group Systems	$218.5	$213.4	$233.0	-6%
% of revenues	66%	65%	67%
UC Personal Devices	53.6	56.5	50.8	5%
% of revenues	16%	17%	15%
UC Platform	59.9	58.7	61.4	-2%
% of revenues	18%	18%	18%
Totals *	$332.0	$328.5	$345.2	-4%

* may not foot due to rounding

In Q2 2014, Polycom generated a total of $62 million in operating cash flow. Operating cash flow on a trailing 12 month basis was $167 million. Cash and investments at the end of Q2 2014 totaled $640 million, of which approximately $234 million is located onshore. Net of existing debt, cash and investments at the end of Q2 2014 totaled $395 million.

Separately, Polycom also announced today that its board of directors approved a new $200 million share repurchase authorization.  Polycom expects to execute this new authorization over the next two years and expects to fund the share repurchases through cash on hand and future cash flow from operations.

Earnings Call Details

Polycom will hold a conference call today, July 23, 2014, at 5:00 p.m. ET/2:00 p.m. PT to discuss these second quarter 2014 financial results. You may participate by listening to the webcast at www.polycom.com/investors or, for callers in the U.S. and Canada, you may participate by calling 1.800.734.4208 and for callers outside of the U.S. and Canada, by calling 1.212.231.2902. The pass code for the call is “Polycom.” A replay of the call will also be available at www.polycom.com or, for callers in the U.S. and Canada, at 1.800.633.8284 and, for callers outside of the U.S. and Canada, at 1.402.977.9140. The access number for the replay is 21722011. A replay of the call will be available on www.polycom.com for at least three months.

Forward Looking Statements and Risk Factors

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding improved operating performance, future solutions, enhanced shareholder value and future share repurchases. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners and any resulting loss of business; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with global economic conditions and external market factors; the market acceptance of our products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully implement process improvements and cost containment initiatives; changes to our strategic areas of focus; our ability to successfully integrate our acquisitions into our business; possible delays in the development, availability and shipment of new products due to engineering, manufacturing or other delays; increasing costs and the availability and differing uses of capital; changes in key personnel that may cause disruption to the business; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

GAAP to non-GAAP Reconciliation

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

About Polycom

Polycom helps organizations unleash the power of human collaboration. More than 400,000 companies and institutions worldwide defy distance with secure video, voice and content solutions from Polycom to increase productivity, speed time to market, provide better customer service, expand education and save lives. Polycom and its global partner ecosystem provide flexible collaboration solutions for any environment that deliver the best user experience, the broadest multi-vendor interoperability and unmatched investment protection. Visit www.polycom.com or connect with us on Twitter, Facebook and LinkedIn to learn more.

© 2014 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom logo, and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues:
Product revenues	$236,565	$251,422	$468,074	$497,551
Service revenues	95,454	93,812	192,469	186,435
Total revenues	332,019	345,234	660,543	683,986
Cost of revenues:
Cost of product revenues	97,710	105,286	195,346	207,164
Cost of service revenues	39,087	38,350	77,990	76,127
Total cost of revenues	136,797	143,636	273,336	283,291
Gross profit	195,222	201,598	387,207	400,695
Operating expenses:
Sales and marketing	97,836	109,657	191,804	218,372
Research and development	49,031	54,628	97,178	110,563
General and administrative	24,636	24,299	48,429	47,993
Amortization of purchased intangibles	2,436	2,545	4,928	5,047
Restructuring costs	9,175	4,329	39,518	9,752
Transaction-related costs	—	49	156	3,372
Total operating expenses	183,114	195,507	382,013	395,099
Operating Income	12,108	6,091	5,194	5,596
Interest and other income (expense), net
Interest expense	(1,460)	(479)	(2,934)	(886)
Other income (expense)	(236)	95	543	(257)
Interest and other income (expense), net	(1,696)	(384)	(2,391)	(1,143)
Income from continuing operations before provision for (benefit from) income taxes	10,412	5,707	2,803	4,453
Provision for (benefit from) income taxes	1,855	412	(1,763)	(2,959)
Net income from continuing operations	8,557	5,295	4,566	7,412
Gain from sale of discontinued operations, net of taxes	—	—	—	459
Net income	$8,557	$5,295	$4,566	$7,871
Basic net income per share:
Net income per share from continuing operations	$0.06	$0.03	$0.03	$0.04
Gain per share from sale of discontinued operations, net of taxes	—	—	—	—
Basic net income per share	$0.06	$0.03	$0.03	$0.05
Diluted net income per share:
Net income per share from continuing operations	$0.06	$0.03	$0.03	$0.04
Gain per share from sale of discontinued operations, net of taxes	—	—	—	—
Diluted net income per share	$0.06	$0.03	$0.03	$0.04
Number of shares used in computation of net income per share:
Basic	138,016	171,542	137,406	173,810
Diluted	142,876	175,591	142,521	177,366

Note: Earnings per share amounts for continuing operations, discontinued operations and net income, as presented above, are calculated individually and may not sum due to rounding differences.

POLYCOM, INC.

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
GAAP net income	$8,557	$5,295	$4,566	$7,871
Gain from sale of discontinued operations, net of taxes	—	—	—	(459)
Amortization of purchased intangibles	3,167	3,793	6,500	7,543
Restructuring costs	9,175	4,329	39,518	9,752
Transaction-related costs	—	49	156	3,372
Stock-based compensation expense	13,763	18,329	19,410	36,100
Effect of stock-based compensation on warranty rates	77	144	206	301
Costs associated with CEO separation and related SEC investigation	381	—	991	—
Income tax effect of non-GAAP exclusions	(5,540)	(6,058)	(15,680)	(15,262)
Non-GAAP net income	$29,580	$25,881	$55,667	$49,218
GAAP net income per share
Basic	$0.06	$0.03	$0.03	$0.05
Diluted	$0.06	$0.03	$0.03	$0.04
Non-GAAP net income per share
Basic	$0.21	$0.15	$0.41	$0.28
Diluted	$0.21	$0.15	$0.39	$0.28
Number of shares used in computation of net income per share:
Basic	138,016	171,542	137,406	173,810
Diluted	142,876	175,591	142,521	177,366

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$413,133	$392,629
Short-term investments	136,320	134,684
Trade receivables, net	177,074	183,369
Inventories	105,904	103,309
Deferred taxes	37,680	37,085
Prepaid expenses and other current assets	55,651	50,352
Total current assets	925,762	901,428
Property and equipment, net	108,833	115,157
Long-term investments	90,915	56,372
Goodwill and purchased intangibles, net	590,166	596,918
Deferred taxes	46,177	51,398
Other assets	30,201	27,757
Total assets	$1,792,054	$1,749,030
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$93,357	$84,640
Accrued payroll and related liabilities	41,843	40,162
Taxes payable	2,260	5,389
Deferred revenue	174,252	172,408
Current portion of long-term debt	6,250	6,250
Other accrued liabilities	83,286	77,744
Total current liabilities	401,248	386,593
Non-current liabilities
Long-term deferred revenue	84,338	87,467
Taxes payable	12,580	12,419
Deferred taxes	123	149
Long-term debt	239,063	242,188
Other non-current liabilities	52,071	43,849
Total liabilities	789,423	772,665
Stockholders' equity	1,002,631	976,365
Total liabilities and stockholders' equity	$1,792,054	$1,749,030

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net income	$4,566	$7,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,034	33,242
Amortization of purchased intangibles	6,538	7,581
Amortization of capitalized software development costs for products to be sold	702	—
Amortization of debt issuance costs	267	—
Amortization of discounts and premiums on investments, net	944	794
Provision for doubtful accounts	600	—
Write-down of excess and obsolete inventories	2,253	3,860
Stock-based compensation expense	19,410	36,100
Excess tax benefits from stock-based compensation expense	(1,819)	(436)
Loss on disposal of property and equipment	4,965	1,742
Net gain on sale of discontinued operations	—	(459)
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	5,805	(8,235)
Inventories	(4,848)	(4,128)
Deferred taxes	(4,848)	847
Prepaid expenses and other assets	(7,327)	(8,720)
Accounts payable	6,130	6,619
Taxes payable	4,124	(1,394)
Other accrued liabilities and deferred revenue	14,125	6,774
Net cash provided by operating activities	80,621	82,058
Cash flows from investing activities:
Purchases of property and equipment	(24,338)	(27,560)
Capitalized software development costs for products to be sold	(2,474)	—
Purchases of investments	(151,611)	(136,990)
Proceeds from sale of investments	37,056	10,358
Proceeds from maturity of investments	77,440	143,205
Net cash received from sale of discontinued operations	—	556
Net cash paid in purchase acquisitions	—	(8,350)
Net cash used in investing activities	(63,927)	(18,781)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	13,542	13,850
Payments on debt	(3,125)	—
Purchase and retirement of common stock	(8,426)	(90,429)
Excess tax benefits from stock-based compensation expense	1,819	436
Net cash provided by (used in) financing activities	3,810	(76,143)
Net increase (decrease) in cash and cash equivalents	20,504	(12,866)
Cash and cash equivalents, beginning of period	392,629	477,073
Cash and cash equivalents, end of period	$413,133	$464,207

Certain prior period amounts have also been reclassified to conform to the current period presentation.

POLYCOM, INC.

Selected Summary Data

(In millions except per share amounts and headcount)

(Unaudited)

	June 30, 2014	March 31, 2014	June 30, 2013
Balance Sheet Highlights
Cash and investments	$640	$596	$694
Number of shares outstanding	137	138	170
Cash and investments per share	$4.68	$4.31	$4.08
Debt	$245	$247	$—
Operating cash flow - quarterly	$62	$19	$33
Operating cash flow - trailing 12 months	$167	$138	$196
DSO (Days Sales Outstanding)	49	51	54
Inventory turns - GAAP	5.2	5.3	5.7
Inventory turns - non-GAAP	5.1	5.2	5.6
Deferred revenue	$259	$259	$259
Share repurchases:
Quarter-to-date share purchases - shares	1.5	—	4.7
Quarter-to-date share repurchases - dollars	$—	$—	$50
Year-to-date share purchases - shares	1.5	—	8.1
Year-to-date share repurchases - dollars	$—	$—	$84
Remaining authorization for share repurchases (1)	$—	$—	$89
Ending headcount	3,558	3,578	3,844

	For the Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Income Statement Highlights
GAAP:
Revenues	$332	$329	$345
Gross margin	58.8%	58.4%	58.4%
Operating expenses	$183	$199	$196
Operating margin	3.6%	(2.1)%	1.8%
Diluted EPS	$0.06	$(0.03)	$0.03
Non-GAAP:
Revenues	$332	$329	$345
Gross margin	59.5%	59.2%	59.5%
Operating expenses	$159	$161	$173
Operating margin	11.6%	10.1%	9.5%
Diluted EPS	$0.21	$0.18	$0.15

(1)	Polycom is not obligated to purchase any specific number of shares under its Share Repurchase Program and the program may be modified, suspended or discontinued at any time.

POLYCOM, INC.

Reconciliations of GAAP Measures to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
GAAP cost of revenues used in inventory turns	$136,797	$143,636	$273,336	$283,291
Stock-based compensation expense	(1,621)	(2,350)	(3,222)	(4,687)
Effect of stock-based compensation expense on warranty rates	(77)	(144)	(206)	(301)
Amortization of purchased intangibles	(731)	(1,248)	(1,572)	(2,496)
Non-GAAP cost of revenues used in inventory turns	$134,368	$139,894	$268,336	$275,807
GAAP gross profit	$195,222	$201,598	$387,207	$400,695
Stock-based compensation expense	1,621	2,350	3,222	4,687
Effect of stock-based compensation expense on warranty rates	77	144	206	301
Amortization of purchased intangibles	731	1,248	1,572	2,496
Non-GAAP gross profit	$197,651	$205,340	$392,207	$408,179
Non-GAAP gross margin	59.5%	59.5%	59.4%	59.7%

GAAP sales and marketing expense	$97,836	$109,657	$191,804	$218,372
Stock-based compensation expense	(5,333)	(7,218)	(5,724)	(13,854)
Non-GAAP sales and marketing expense	$92,503	$102,439	$186,080	$204,518
Non-GAAP sales and marketing expense as percent of revenues	27.9%	29.7%	28.2%	29.9%

GAAP research and development expense	$49,031	$54,628	$97,178	$110,563
Stock-based compensation expense	(3,059)	(4,189)	(4,101)	(8,910)
Non-GAAP research and development expense	$45,972	$50,439	$93,077	$101,653
Non-GAAP research and development expense as percent of revenues	13.8%	14.6%	14.1%	14.9%

GAAP general and administrative expense	$24,636	$24,299	$48,429	$47,993
Stock-based compensation expense	(3,750)	(4,572)	(6,363)	(8,649)
Costs associated with CEO separation and related SEC investigation	(381)	—	(991)	—
Non-GAAP general and administrative expense	$20,505	$19,727	$41,075	$39,344
Non-GAAP general and administrative expense as percent of revenues	6.2%	5.7%	6.2%	5.8%

GAAP total operating expenses	$183,114	$195,507	$382,013	$395,099
Stock-based compensation expense	(12,142)	(15,979)	(16,188)	(31,413)
Amortization of purchased intangibles	(2,436)	(2,545)	(4,928)	(5,047)
Restructuring costs	(9,175)	(4,329)	(39,518)	(9,752)
Transaction-related costs	—	(49)	(156)	(3,372)
Costs associated with CEO separation and related SEC investigation	(381)	—	(991)	—
Non-GAAP total operating expenses	$158,980	$172,605	$320,232	$345,515
Non-GAAP total operating expenses as percent of revenues	47.9%	50.0%	48.50%	50.5%

GAAP operating income	$12,108	$6,091	$5,194	$5,596
Stock-based compensation expense	13,763	18,329	19,410	36,100
Effect of stock-based compensation expense on warranty rates	77	144	206	301
Amortization of purchased intangibles	3,167	3,793	6,500	7,543
Restructuring costs	9,175	4,329	39,518	9,752
Transaction-related costs	—	49	156	3,372
Costs associated with CEO separation and related SEC investigation	381	—	991	—
Non-GAAP operating income	$38,671	$32,735	$71,975	$62,664
Non-GAAP operating margin	11.6%	9.5%	10.9%	9.2%

POLYCOM, INC.

Summary of Stock-Based Compensation Expense

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Cost of product revenues	$520	$705	$1,160	$1,566
Cost of service revenues	1,101	1,645	2,062	3,121
Stock-based compensation expense in total cost of revenues	1,621	2,350	3,222	4,687
Sales and marketing	5,333	7,218	5,724	13,854
Research and development	3,059	4,189	4,101	8,910
General and administrative	3,750	4,572	6,363	8,649
Stock-based compensation expense in operating expenses	12,142	15,979	16,188	31,413
Total stock-based compensation expense	$13,763	$18,329	$19,410	$36,100